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                                                                     EXHIBIT 3.1

                                  SCHEDULE "A"




                          PROVINCE OF BRITISH COLUMBIA


                                  "Company Act"


                               ALTERED MEMORANDUM

                                       OF

                          INTERNATIONAL ABSORBENTS INC.

      (As Altered by Special Resolution dated this 23rd day of March 2001)



(1)   The name of the company is "International Absorbents Inc.".

(2) The authorized capital of the Company consists of 100,000,000 common shares without par value.